Exhibit 10.11.1

AMENDMENT NO. 1

TO

2012 STOCK OPTION PLAN

OF

PARAMETRIC SOUND CORPORATION

Parametric Sound Corporation, a Nevada corporation (the “Company”), hereby amends its 2012 Stock Option Plan (the “Plan”) as set forth below, which shall be effective as of August 17, 2012, but if and only if the Company’s stockholders approve the amendment below in accordance with applicable law:

The reference in the first sentence of Section 3 of the Plan to “three million (3,000,000) Shares” is hereby deleted and replaced with “one million one hundred thousand (1,100,000) Shares after giving effect to the 1-for-5 reverse stock split effected on March 21, 2012”.

*     *     *

The Company has caused this Amendment No. 1 to be signed on the date indicated below, to be effective as indicated above.

PARAMETRIC SOUND CORPORATION a Nevada corporation

Dated: 8/17/2012	By:	/s/ JAMES A. BARNES
James A. Barnes
Chief Financial Officer